Exhibit 99.01

Detailed Report Targets 12-Month Price of $11.00

SHANGRI-LA COUNTY, China, April 19, 2011 /PRNewswire/ — Tibet Pharmaceuticals, Inc. (NASDAQ: TBET), an emerging specialty pharmaceutical company engaged in the development, manufacturing and marketing of traditional Tibetan medicine in China, today announced the release of an in-depth initiation report by Patrick Murphy, CFA, principal of fee-based, third-party research firm Murphy Analytics.

In his report, Mr. Murphy discusses Tibet Pharmaceuticals, its current portfolio of five traditional Tibetan medicine products, and initiates coverage with a 12-month price target of $11.00 per share.

“Tibet Pharmaceuticals is addressing the increasing demand for pharmaceutical and healthcare products in China, through our growing sales initiatives and portfolio of five SFDA-approved medicines,” said Taylor Guo, Chief Executive Officer of Tibet Pharmaceuticals. “This comprehensive report provides investors with an excellent overview of Tibet Pharmaceuticals’ unique strengths: from our strong research and development capabilities, our access to abundant raw materials not generally available outside the Tibetan geographical region and our significant potential for expansion based on our mission to grow both organically and through accretive acquisitions in 2011.”

From the Murphy Analytics Research Report, Mr. Murphy states:

“Declared a ‘national strategic industry’ in the PRC, traditional Chinese medicine (‘TCM’) enjoys governmental support and is considered mainstream medicine in China, accounting for 21% of all medicine sold domestically. Although it represents a small percentage of the overall TCM market currently, traditional Tibetan medicine is growing at an estimated 50% per year, according to one estimate.”

The report details the significant growth projected in China’s traditional Tibetan medicine market, which benefits from rising individual wealth, an aging population, and PRC policy combined with domestic market forces that are expected to increase consumer spending on healthcare in China to $600 billion by 2015, a 3-fold increase over 2000. Murphy Analytics also explains how Tibet Pharmaceuticals is attempting to translate this growth into future results, even at what Murphy Analytics considers conservative growth projections.

“Murphy Analytics estimates that the Company will deliver $14.3 million in income from operations, assuming only 10% revenue growth, which seems conservative relative to historical results,” explains Mr. Murphy. “Given the conservative growth assumption and the additional $0.24 per share in expected tax savings for TBET for 2011, Murphy Analytics is initiating coverage on TBET with an $11.00 twelve-month price target.”

The complete report is available in Acrobat format, free of charge:

http://www.murphyanalytics.com/uploads/TBET_Initiation.pdf

About Tibet Pharmaceuticals, Inc.

Based in Shangri-La County, Yunnan Province, China, Tibet Pharmaceuticals, Inc. (NASDAQ: TBET) is a rapidly growing specialty pharmaceutical company engaged in the research, development, manufacturing and marketing of modernized traditional Tibetan medicines in China. With over 190 full-time employees and nation-wide distributors, the company develops both prescription and over-the-counter traditional Tibetan medicines that promote health in human respiratory, digestive, urinary and reproductive systems. Tibet Pharmaceuticals’ products are sold throughout China, with a majority of sales concentrated in the southern provinces, most notably Yunnan Province, where the company’s 52,000 sq. ft. GMP-certified manufacturing facilities are located. The access to key raw materials not generally available outside the province provides a significant advantage for Tibet Pharmaceuticals.

For more information on Tibet Pharmaceuticals, please visit:

www.tibetpharmaceuticals.com

Information Regarding the Murphy Analytics Report

SEC Section 17(b) Disclosure: Murphy Analytics has been paid $8,500 by Tibet Pharmaceuticals, Inc. Although the Murphy Analytics report described herein was commissioned and paid for by Tibet Pharmaceuticals, Inc., the company notes that the report was generated independently by Mr. Murphy, and statements by Mr. Murphy are his own and not attributable to Tibet Pharmaceuticals, Inc. Readers are advised to review the report in its entirety, including the disclosures and disclaimers noted therein.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, references herein to: contemplated acquisitions; industry growth; possible growth in company revenues and/or earnings; future estimated share prices; continued governmental support and policies; and continued growth in consumer healthcare spending; are forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Financial Communications Contact:

Trilogy Capital Partners - Asia

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com

SOURCE Tibet Pharmaceuticals, Inc.